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                                                                  EXHIBIT 10.25

                            THIRD AMENDMENT TO LEASE

I.       PARTIES AND DATE.

         This Third Amendment to Lease (the "Third Amendment") dated July 15, 1998, is by and between THE IRVINE COMPANY, as successor-in-interest to Carroll Ridge Park, a California general partnership ("Lessor"), and ELGAR ELECTRONICS CORPORATION, a California corporation ("Lessee").

II.      RECITALS.

         On February 1, 1984, Lessor and Lessee entered into a lease for space in a building located at 9250 Brown Deer Road, San Diego, California ("Premises"), which lease was subsequently amended by a First Amendment to Lease dated November 5, 1992, and by a Second Amendment to Lease dated March 11, 1998 (as amended, the "Lease").

         Lessor and Lessee each desire to modify the Lease as set forth in "III. MODIFICATIONS" next below.

III.     MODIFICATIONS.

         A. LATE RENTAL PAYMENTS. In the event Lessee has been late delivering its monthly rental payments to Lessor on more than three (3) occasions during any twelve (12) month period during the term of the Lease, then Tenant shall pay to Landlord a late charge for each subsequent delinquent rental payment in an amount equal to the greater of six percent (6%) of the delinquent payment, or Two Hundred Fifty Dollars ($250.00). In connection with the assessment of such late charge, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies. Any payment received after the tenth of the month is considered delinquent and therefore is considered to be subject to a late charge.

         B. CARPET REIMBURSEMENT/RENT CREDIT. As compensation for the carpet installation necessary for the second floor premises, Lessor hereby agrees to provide Lessee with a credit against the monthly rental next due and payable following the full execution and delivery of this Third Amendment in the amount of Seven Thousand Six Hundred Forty-Six Dollars and Seventy Cents ($7,646.70).



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 IV.     GENERAL.

         A. EFFECT OF AMENDMENTS. The Lease shall remain in full force and effect except to the extent that is modified by this Amendment.

         B. ENTIRE AGREEMENT. This Amendment embodies the entire understanding between Lessor and Lessee with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Lessor and Lessee.

         C. COUNTERPARTS. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

         D. DEFINED TERMS. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

         E. CORPORATE AND PARTNERSHIP AUTHORITY. If Lessee is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

         F. ATTORNEYS' FEES. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V.       EXECUTION.

         Lessor and Lessee executed this Amendment on the date as set forth in "I. PARTIES AND DATE" above.

LESSOR:                                         LESSEE:

THE IRVINE COMPANY                              ELGAR ELECTRONICS CORPORATION,
                                                  a California corporation

By: /s/ Clarence W. Barker                      By: /s/ Kenneth R. Kilpatrick
    -------------------------------------           ---------------------------
    President, Irvine Industrial Company,           President and
      a division of The Irvine Company                Chief Executive Officer

By: /s/ Nancy E. Trujillo                       By: /s/ Christopher W. Kelford
    -------------------------------------           ---------------------------
    Assistant Secretary                             Chief Financial Officer

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